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                                                                   EXHIBIT 10.28

September 19, 1996




Tim Walsh
7212 Fleetwood Drive
Edina, Minnesota  55439


Dear Tim:

I am pleased to offer you a position as Vice President of Sales and Marketing with IVI Publishing, Inc., located at 7500 Flying Cloud Drive, Minneapolis, MN 55344, beginning on October 1, 1996.

Our compensation offer to start is $110,000/year plus you would be eligible for commissions and bonuses based on an annual plan. Our offer also includes a $10,000 signing bonus and 30,000 stock options which are subject to Board approval. In addition, IVI offers a benefit package involving health, dental, disability, life insurance, Employee Stock Purchase Plan, and 401(K) participation. Our Personal Time Off policy involves up to five weeks of paid time off. IVI observes 8 standard corporate holidays.

Tim, I am excited to have you join the team at IVI Publishing, Inc. and I look forward to working with you.


Best Regards,


/s/ Joy Solomon
-----------------------

Joy Solomon
President and CEO
IVI Publishing, Inc.



cc: Personnel